EXHIBIT B

AMENDMENT NO. 1
TO
MANAGEMENT AGREEMENT

AMENDMENT NO. 1 (this “Amendment”) dated as of _________, 2021 between COPPER PROPERTY CTL PASS THROUGH TRUST (the “Trust”) and HILCO JCP, LLC (the “Manager”).

WHEREAS, the Trust and the Manager are parties to the Management Agreement dated as of January 30, 2021 (as amended, amended and restated, modified or otherwise supplemented from time to time, the “Management Agreement”);

WHEREAS, pursuant to Section 20.1 of the Management Agreement, the Management Agreement may be amended by the parties thereto, and pursuant to Section 9.02(a) of the Trust Agreement, the Management Agreement may be amended with the consent of the Majority Certificateholders of the Trust; and

WHEREAS, the amendments to the Management Agreement set forth in this Amendment have been approved by the Majority Certificateholders of the Trust.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Management Agreement as follows:

Section 1.     Definitions.  Except as otherwise defined in this Amendment, terms defined in the Management Agreement, as amended hereby, are used herein as defined therein.

Section 2.     Amendments to the Management Agreement.  The Management Agreement is hereby amended as follows:

(a)          Section 2(b)(ix) of Schedule 1 is replaced with the following:

“Subject to Section 6.09 of the Trust Agreement, coordinate with the Trustee in obtaining, on a quarterly basis, a BOV for each Property that is a Trust Asset pursuant to the Trust Agreement.”

Section 3.     Governing Law.  THIS AMENDMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

Section 4.     Counterparts.  This Agreement may be executed in counterparts, each of which shall be considered an original and all of which taken together shall constitute one instrument. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission (including DocuSign) shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

TRUST:

COPPER PROPERTY CTL PASS THROUGH TRUST

By GLAS TRUST COMPANY LLC, solely in its capacity as Trustee

By:
Name:
Title:

MANAGER:

HILCO JCP LLC

By:
Name:
Title: